Exhibit 23.9

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all reference to our Firm) included in or made a part of this registration statement.


                                   /s/ ARTHUR ANDERSEN LLP
                                   ___________________________________
                                   Arthur Andersen LLP

Jackson, Mississippi
February 14, 1997